As filed with the Securities and Exchange Commission

on August 9, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
VAXXINITY,

INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware 86-2083865
(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification Number)
505 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739
(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)
Mei Mei Hu
Chief Executive Officer
Vaxxinity, Inc.
505 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739
(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)
Copy to:
Yasin Keshvargar
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000
Approximate date of commencement of proposed sale

to the public
: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are

being offered pursuant to dividend or interest reinvestment

plans, please check the following
box.
☐
If any of the securities being registered on this Form

are to be offered on a delayed or continuous

basis pursuant to Rule 415 under the Securities Act
of 1933, other than securities offered only in connection

with dividend or interest reinvestment plans, check the

following box.
☒
If this Form is filed to register additional securities for

an offering pursuant to Rule 462(b) under the Securities

Act, please check the following box and
list the Securities Act registration statement number of

the earlier effective registration statement for the

same offering.
☐
If this Form is a post-effective amendment filed

pursuant to Rule 462(c) under the Securities Act,

check the following box and list the Securities Act
registration statement number of the earlier effective

registration statement for the same offering.
☐
If this Form is a registration statement pursuant to General

Instruction I.D. or a post-effective amendment thereto

that shall become effective upon filing
with the Commission pursuant to Rule 462(e) under the

Securities Act, check the following box.
☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.

filed to register additional securities or
additional classes of securities pursuant to Rule 413(b)

under the Securities Act, check the following box.
☐
Indicate by check mark whether the registrant is a large

accelerated filer, an accelerated

filer, a non-accelerated filer,

a smaller reporting company or
an emerging growth company. See

the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting

company” and “emerging growth
company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer
☐

Accelerated filer
☐
Non-accelerated filer
☒

Smaller reporting company
☒

Emerging growth company
☒
If an emerging growth company,

indicate by check mark if the registrant has elected

not to use the extended transition period for complying

with any
new or revised financial accounting standards provided

pursuant to Section 7(a)(2)(B) of the Securities Act.
☐
The registrant hereby amends this registration

statement on such date or dates as may

be necessary to delay its effective
date until the registrant shall file a further amendment

which specifically states that this registration statement

shall
thereafter become effective in accordance with

Section 8(a) of the Securities Act, or until

the registration statement shall
become effective on such date as the Securities

and Exchange Commission, acting pursuant to

said Section 8(a), may
determine.

EXPLANATORY

NOTE
Vaxxinity,

Inc. (the “Company”) is filing this registration statement,

which contains two prospectuses:
●

a base prospectus that covers the offering and sale

of up to $300,000,000 of the Company’s
Class A common stock, preferred stock, debt securities,

warrants, subscription rights and units;
and
●

a sales agreement prospectus supplement that covers the offering and sale of up to
$100,000,000 of the Company’s Class A common

stock that may be sold under the Open Market
Sale Agreement
SM

(the “sales agreement”) between the Company and

Jefferies LLC dated
August 9, 2023.
The base prospectus immediately follows this explanatory

note. The sales agreement prospectus
supplement immediately follows the base prospectus.

The Class A common stock that may be offered
and sold pursuant to the sales agreement prospectus supplement is included in the $300,000,000 of
securities that may be offered and sold by the Company

pursuant to the base prospectus. Any portion of
the $100,000,000 included in the sales agreement prospectus

supplement that remains unsold pursuant
to the sales agreement will be available for sale in other

offerings pursuant to the base prospectus and a
corresponding prospectus supplement.

The information contained in this prospectus is not complete and may be changed. These
securities may not be sold until the registration statement

filed with the Securities and Exchange
Commission is effective. This prospectus is not an offer to

sell these securities and it is not
soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not
permitted.
SUBJECT TO COMPLETION, DATED

August 9, 2023
PROSPECTUS
$300,000,000
CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
UNITS
We may offer from time to time, in one

or more offerings, up to $300,000,000 of any

combination of the
following securities: Class A common stock, preferred stock,

debt securities, warrants, subscription rights
and units (collectively,

the “securities”). We may offer and

sell these securities at times, in amounts, at
prices and on terms to be determined at or prior to the

time of each offering. The specific terms of these
securities and information regarding the offering

in which these securities will be offered will

be provided
in supplements to this prospectus. The prospectus supplements may also add, update or change the
information contained in this prospectus. You

should read this prospectus and any applicable

prospectus
supplement carefully before you invest.
Our Class A common stock is listed on the Nasdaq Global

Market (“Nasdaq”) under the symbol “VAXX

.”
As of the date of this prospectus, we are an “emerging

growth company” as defined under the U.S.
federal securities laws and, as such, we have elected to comply with certain reduced public company
reporting requirements for this prospectus and the documents incorporated by reference in this
prospectus.
Investing in our securities involves certain risks. See the

“Risk Factors” section beginning on
page 4 of this prospectus,

in any applicable prospectus supplement and in our

Securities and
Exchange Commission (“SEC”) filings that are incorporated

by reference in this prospectus.
Neither the Securities and Exchange Commission nor

any state securities commission has
approved or disapproved these securities, or determined

if this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.
The date of this prospectus is

, 2023.

TABLE OF CONTENTS
Page
Vaxxinity,

Inc.
1
Special Note on Forward-Looking Statements
2
Risk Factors
4
Use of Proceeds
5
Description of Capital Stock
6
Description of Debt Securities
13
Description of Warrants
15
Description of Subscription Rights
16
Description of Units
17
Forms of Securities
18
Plan of Distribution
20
Validity of Securities
22
Experts
22
Where You

Can Find More Information
23
This prospectus is part of a registration statement that

we filed with the SEC utilizing a “shelf” registration
process. Under this shelf registration process, we may

offer from time to time, in one or more offerings,

up
to $300,000,000 of the securities described in this prospectus.

This prospectus provides you with a
general description of the securities that we may offer

.

Each time we offer and sell securities, we will
provide a prospectus supplement accompanied by this

prospectus. The prospectus supplements will
contain the specific terms of the securities being offered

and information regarding the offering in which
the securities are offered. The prospectus supplements

may also add, update or change the information
contained in this prospectus. You

should read both this prospectus and any prospectus

supplement
together with the additional information described under

the heading “Where You

Can Find More
Information.”
The information contained in this prospectus, any applicable prospectus supplement, any related free
writing prospectus and any document incorporated by

reference in this prospectus is accurate only as

of
their respective dates, regardless of the time of delivery

of this prospectus or the sale of any securities.
Our business, financial condition, results of operations

and prospects may have changed materially since
those dates.
We have not authorized anyone to provide you

with information that is different from that contained

in this
prospectus, any amendment or supplement to this prospectus,

or any free writing prospectus that we may
authorize to be delivered or made available to you. We

take no responsibility for, and

provide no
assurance as to the reliability of, any other information

that others may give you. This prospectus does
not constitute an offer to sell or the solicitation of

an offer to buy any securities other than the

securities
described in this prospectus or an offer to sell or the

solicitation of an offer to buy such securities

in any
circumstances in which such offer or solicitation

is unlawful.
Unless otherwise indicated or the context otherwise requires,

all references in this prospectus to
“Vaxxinity,” the “Company,”

“we,” “us” and “our” refer to Vaxxinity,

Inc. and its consolidated subsidiaries.

VAXXINITY,

INC.
We are a purpose-driven biotechnology company committed

to democratizing healthcare across the
globe. Our vision is to disrupt the existing treatment paradigm for chronic diseases, increasingly
dominated by drugs, particularly monoclonal antibodies

(“mAbs”), which suffer from prohibitive costs and
cumbersome administration. We believe our synthetic

peptide vaccine platform (“Vaxxine

Platform”) has
the potential to enable a new class of therapeutics

that will improve the quality and convenience of care,
reduce costs and increase access to treatments for a

wide range of indications. Our Vaxxine

Platform is
designed to harness the immune system to convert the body

into its own “drug factory,”

stimulating the
production of antibodies with a therapeutic or protective

effect. While traditional vaccines have been

able
to leverage this approach against infectious diseases, they have historically been unable to resolve key
challenges in the fight against chronic diseases. We

believe our Vaxxine

Platform has the potential to
overcome these challenges and has the potential to bring

the efficiency of vaccines to a whole new

class
of medical conditions. Specifically,

our technology is designed to use synthetic peptides to mimic

and
optimally combine biological epitopes in order to selectively activate the immune system, producing highly
specific antibodies against only the desired targets, including self-antigens, making possible the safe and
effective treatment of chronic diseases by vaccines.

The modular and synthetic nature of our Vaxxine
Platform generally provides significant speed and efficiency in candidate development and has generated
multiple product candidates that we are designing to

have safety and efficacy equal to or greater than

the
standard-of-care treatments for many chronic diseases,

with more convenient administration and
meaningfully lower costs. Our current pipeline consists of five chronic disease product candidates from
early to late-stage development across multiple therapeutic

areas, including Alzheimer’s Disease (“AD”),
Parkinson’s Disease (“PD”), migraine and hypercholesterolemia.

Additionally, we

believe our Vaxxine
Platform may be used to disrupt the treatment paradigm

for a wide range of other chronic diseases,
including any that are or could potentially be successfully

treated by mAbs. We also will opportunistically
pursue infectious disease treatments. When the COVID

-19 pandemic struck the world in March 2020, we
quickly reallocated resources to develop a vaccine candidate.

We have assembled an industry-leading
team with extensive experience developing and commercializing successful drugs that is committed to
realizing our mission of democratizing healthcare.

Our principal executive offices are located at 505

Odyssey Way,

Merritt Island, Florida 32953, and our
telephone number is (254) 244-5739. Our website address

is
www.vaxxinity.com . Information on, or
accessible through, our website is not part of this prospectus,

nor is such content incorporated by
reference in this prospectus,

and should not be relied upon in determining whether

to make an investment
in our securities.

SPECIAL NOTE ON FORWARD

-LOOKING STATEMENTS
This prospectus, including the documents incorporated

by reference in this prospectus,

contains forward-
looking statements within the meaning of Section 21E of the

Exchange Act and Section 27A of the
Securities Act of 1933, as amended (the “Securities Act”)

.

Forward-looking statements are neither
historical facts nor assurances of future performance. Instead,

they are based on our current beliefs,
expectations and assumptions regarding the future of

our business, future plans and strategies and other
future conditions. In some cases, you can identify forward

-looking statements because they contain
words such as “anticipate,” “believe,” “estimate,” “expect,”

“intend,” “may,” “predict,”

“project,” “target,”
“potential,” “seek,” “will,” “would,” “could,” “should,” “continue,”

“contemplate,” “plan,” other words and
terms of similar meaning and the negative

of these words or similar terms.
All forward-looking statements speak only as of the date

on which they are made. Forward-looking
statements are subject to known and unknown risks

and uncertainties, many of which may be beyond our
control. We caution you that forward-looking statements

are not guarantees of future performance or
outcomes and that actual performance and outcomes

may differ materially from those made in or
suggested by the forward-looking statements. Factors

that could cause actual results and outcomes to
differ materially from those reflected in forward-looking

statements include, among others, the following:
the prospects of our product candidates, including the

progress, number, scope, cost,

results and timing
of data from our development activities, preclinical trials

and clinical trials for our product candidates or
programs, such as the target indication(s) for development or approval,

the size, design, population,
conduct, cost, objective or endpoints of any clinical trial,

or the timing for initiation or completion of or
availability of results from any clinical trial, for submission,

review or approval of any regulatory filing, or
for meeting with regulatory authorities; the potential benefits that may be derived from any of our product
candidates; the timing of and our ability to obtain and maintain regulatory approval for our existing product
candidates, any product candidates that we may develop, and

any related restrictions, limitations, or
warnings in the label of any approved product candidates;

our ability to develop and commercialize new
products and product candidates; our ability to leverage our

Vaxxine Platform;

the rate and degree of
market acceptance of our products and product candidates;

estimates of our addressable market and
market growth, and expectations about market trends;

our future operations, financial position, revenue,
costs, expenses, uses of cash, capital requirements, our needs for additional financing or the period for
which our existing cash resources will be sufficient

to meet our operating requirements; our ability to
comply with legal and regulatory requirements relating to privacy,

tax, anti-corruption and other applicable
laws; our ability to hire and retain key personnel and to

manage our future growth effectively; our

ability to
access capital on acceptable terms in a rising interest rate and tighter credit environment; competitive
companies and technologies within our industry and our

ability to compete; our and our collaborators’,
including United Biomedical’s (“UBI”), ability and willingness to obtain, maintain, defend and enforce our
intellectual property protection for our proprietary and collaborative product candidates, and the scope of
such protection; the performance of third-party suppliers

and manufacturers and our ability to find
additional suppliers and manufacturers and obtain alternative sources of raw materials; our ability and the
potential to successfully manufacture our product candidates for pre-clinical use, for clinical trials and, if
approved, on a larger scale for commercial use; the ability

and willingness of our third-party collaborators,
including UBI, to continue research and development activities relating to our product candidates and our
ability to attract additional collaborators with development, regulatory and commercialization expertise;
general economic, political, demographic and business conditions in the United States, Taiwan

and other
jurisdictions where we conduct business or clinical trials;

the potential effects of government regulation,
including regulatory developments in the United States and other jurisdictions; ability to obtain additional
financing in future offerings or otherwise; the

effects of the Russia-Ukraine conflict and

the COVID-19
pandemic on business operations and the initiation, development and operation of our clinical trials,
including patient enrollment of our clinical trials; and our strategies, prospects, plans, expectations,
forecasts or objectives.
These factors should not be construed as exhaustive and should be read in conjunction with the other
cautionary statements and information included in this prospectus,

including our most recent Annual
Report on Form 10-K and subsequent Quarterly Reports

on Form 10-Q and Current Reports on Form
8-K. New risk factors emerge from time to time, and it

is not possible to predict all such risk factors, nor

can we assess the impact of all such risk factors on our

business or the extent to which any factor or
combination of factors may cause actual results to differ

materially from those contained in any forward-
looking statement. Undue reliance should not be placed

on these forward-looking statements. We do not
undertake any obligation to make any revisions to these

forward-looking statements to reflect events or
circumstances after the date on which such statements

were made or to reflect the occurrence of
unanticipated events, except as required by law.

RISK FACTORS
Investing in our securities involves risk. Before making

a decision to invest in our securities, you should
carefully consider the risks described under “Risk Factors”

in the applicable prospectus supplement and
in our most recent Annual Report on Form 10-K, and

any updates to those risk factors in our subsequent
Quarterly Reports on Form 10-Q and Current Reports

on Form 8-K, together with all of the other
information appearing or incorporated by reference in this prospectus,

in light of your particular
investment objectives and financial circumstances. Although

we discuss key risks in our discussion of risk
factors, new risks may emerge in the future, which may

prove to be significant. We cannot predict future
risks or estimate the extent to which they may affect

our business, results of operations, financial
condition and prospects.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the

net proceeds from our sale of securities will
be used for general corporate purposes, including working

capital, acquisitions, retirement of debt and
other business opportunities.

DESCRIPTION OF CAPITAL

STOCK
The following summary describes the material terms of our capital stock, does not purport to be complete
and is qualified in its entirety by reference to our amended and restated certificate of incorporation (our
“Charter”) and our amended and restated bylaws (our “Bylaws”),

copies of which have been filed as
exhibits to the registration statement of which this prospectus forms a part, and applicable provisions of
the Delaware General Corporation Law (the “DGCL”).
Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000

shares of Class A common stock, par value
$0.0001 per share; 100,000,000 shares of Class B common

stock, par value $0.0001 per share; and
50,000,000 shares of preferred stock, par value $0.0001 per

share.
Common Stock
We have two classes of common stock: Class

A common stock and Class B common stock. Holders of
Class A common stock and Class B common stock have

identical rights, except with respect to voting and
conversion.

Voting Rights
. Except as otherwise expressly provided in our Charter

or Bylaws or required by
applicable law and subject to the rights of any preferred stock,

holders of Class A common stock are
entitled to one vote per share on all matters submitted

to a vote of stockholders and holders of Class B
common stock are entitled to ten votes per share on all

matters submitted to a vote of stockholders.

Our
common stockholders are not entitled to cumulative voting

in the election of directors. Unless a different
vote is required by applicable law or specifically required

by our Charter or Bylaws, if a quorum exists at
any meeting of stockholders, stockholders shall have approved any matter (other than as described
below) if such matter is approved by the affirmative

vote of the majority of voting power of share capital
present in person or represented by proxy and entitled

to vote on such matter.

Subject to the rights of any
preferred stock to elect directors, if a quorum exists at

any meeting of stockholders, stockholders shall
have approved the election of a director if such director

is elected by a plurality of the votes cast.

Holders
of Class A common stock and Class B common stock

vote together as a single class on all matters
submitted to a vote of stockholders, except (i) if we were to seek to amend our Charter to increase or
decrease the par value of a class of our capital stock,

then that class would be required to vote separately
to approve the proposed amendment and (ii) if we were

to seek to amend our Charter in a manner that
alters or changes the powers, preferences or special rights

of a class of our capital stock in a manner that
affected its holders adversely,

then that class would be required to vote separately

to approve the
proposed amendment.

Dividend Rights
. Subject to preferences of any preferred stock,

holders of common stock are entitled to
receive ratably such dividends as may be declared by our

board of directors out of funds legally available
therefor if our board of directors, in its discretion, determines to issue dividends and only then at the times
and in the amounts that our board of directors may determine.
Rights upon Liquidation
. Upon liquidation, dissolution or winding-up of the Company,

holders of
common stock are entitled to receive their ratable share

of the net assets of the Company available after
payment of all debts and other liabilities, subject to the

prior preferential rights and payment of liquidation
preferences, if any, of

any preferred stock.
Conversion Rights
. Each share of Class B common stock is convertible

at any time at the option of the
holder into one share of Class A common stock. In addition,

each share of Class B common stock will
automatically convert into one share of Class A common

stock upon any transfer,

whether or not for value
and whether voluntary or involuntary or by operation of

law, except for transfers to

trusts solely for the
benefit of the stockholder and certain related entities, transfers to partnerships, corporations and other
entities exclusively owned by the stockholder or certain

related entities, transfers to family members of the
stockholder and transfers between certain stockholders. Holders of Class A common stock have no
conversion rights.

Other Rights
. Holders of common stock have no preemptive, subscription

or redemption rights. There
are no redemption or sinking fund provisions applicable

to our common stock.
Preferred Stock
Our board of directors has the authority,

subject to limitations imposed by Delaware law

or Nasdaq listing
standards, without any further vote or action by our stockholders,

to issue preferred stock in one or more
series and to fix the designations, powers, preferences,

limitations and rights of each series, including
dividend rates, conversion rights, voting rights, terms of

redemption, liquidation preferences, sinking fund
terms and the number of shares constituting each series.

Satisfaction of any dividend preferences of
outstanding preferred stock would reduce the amount

of funds available for the payment of dividends on
Class A common stock. Holders of preferred stock may

be entitled to receive a preference payment in the
event of our liquidation, dissolution or winding-up before any payment is made to the holders of Class A
common stock. Our board of directors may authorize the issuance of preferred stock with voting or
conversion rights that could adversely affect the

voting power or other rights of the holders of Class

A
common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and
other corporate purposes, could, among other things, have

the effect of making it more difficult

for a third
party to acquire, or could discourage a third party from

seeking to acquire, a majority of our outstanding
voting stock, and may adversely affect the market

price of Class A common stock and the voting and
other rights of the holders of Class A common stock.

See “—Certain Anti-Takeover

Provisions of our
Charter, our Bylaws and Delaware

Law.”
When we offer to sell a particular series of preferred

stock, we will describe the specific terms of the
securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of
designations relating to each series of preferred stock

and is also subject to our Charter.
Voting Agreement
Our co-founders (Mei Mei Hu and Louis Reese), one of their affiliates and United Biomedical, Inc.
(collectively our “principal stockholders”) entered into a

voting agreement on October 1, 2021 (the “Voting
Agreement”). We are not a party to the Voting

Agreement. The Voting Agreement

provides the
proxyholder, Ms. Hu, with the

authority (and irrevocable proxies) to direct the vote

and vote the shares of
capital stock held by the principal stockholders at her discretion on all matters to be voted upon by
stockholders. The Voting Agreement

does not restrict any of the principal stockholders from transferring any shares of our capital stock and, if any such shares

of capital stock are transferred, there is no
obligation for the transferee to join the Voting

Agreement (unless the transferee is an affiliate or family
member (or an entity or trust whose beneficial owner

or primary beneficiary is a family member) of one of
the parties to the Voting Agreement).

Mr. Reese will replace Ms.

Hu as the proxyholder under the Voting

Agreement upon the earliest of (i) Ms.
Hu’s death, (ii) a determination by a court of competent

jurisdiction in a final non-appealable order that
Ms. Hu is permanently and totally disabled and unable to engage in any substantial gainful activity due to
a medically determinable physical or mental impairment that can be expected to result in death within 12
months or which has lasted or can be expected to last

for a continuous period of at least 12 months and
(iii) six months after the later of Ms. Hu ceasing to be (x)

Chief Executive Officer and (y) Actively Engaged
(as defined below) (the “Replacement Date”); provided

that the Replacement Date will be the date on
which Ms. Hu ceases to be Actively Engaged if Ms. Hu

is not then Chief Executive Officer and Ms. Hu
ceases to be Actively Engaged pursuant to clause (B)

of the definition of Actively Engaged below.

For
purposes of the Voting Agreement,

“Actively Engaged” means, on the date of determination,

Ms. Hu (A) is
then a director of the Company and (B) has not sold, or

otherwise disposed for pecuniary gain, shares of
Class B common stock in excess of 65% of the Class

B common stock she held on the date of the Voting
Agreement.

The Voting Agreement will terminate

upon the earliest to occur of the following: (i) the liquidation, dissolution or winding up of the Company; (ii) the execution by the Company of a general assignment for

the benefit of creditors or the appointment of a receiver

or trustee to take possession of the property and
assets of the Company; (iii) the unilateral decision of the

then current proxyholder (in such person’s sole
discretion) to terminate the Voting

Agreement, subject to a 30-day notice period; (iv)

on the Replacement
Date, if Mr. Reese is then (x)

deceased, (y) determined by a court of competent jurisdiction in a final non-
appealable order to be permanently and totally disabled and

unable to engage in any substantial gainful
activity due to a medically determinable physical or mental

impairment that can be expected to result in
death within 12 months or which has lasted or can be expected to last for a continuous period of at least
12 months or (z) not a director of the Company; or (v) after the Replacement Date, upon the earliest to
occur of (x) Mr. Reese’s

death, (y) a determination by a court of competent jurisdiction in a final non-
appealable order that Mr. Reese

is permanently and totally disabled and unable to

engage in any
substantial gainful activity due to a medically determinable physical or mental impairment that can be
expected to result in death within 12 months or which

has lasted or can be expected to last for a
continuous period of at least 12 months or (z) Mr.

Reese ceasing to be director of the Company.

The foregoing summary does not purport to be complete

and is qualified in its entirety by reference to the
Voting Agreement,

a copy of which has

been filed as an exhibit to our most recent Annual Report

on
Form 10-K.
Certain Anti-Takeover

Provisions of our Charter, our

Bylaws and Delaware Law
Certain provisions of our Charter,

our Bylaws and the DGCL may discourage or make more

difficult a
takeover attempt that a stockholder might consider to

be in his, her or its best interest. These provisions
may also adversely affect the prevailing market

price for our Class A common stock. We believe

that the
benefits of increased protection give us the potential ability to negotiate with the proponent of an
unsolicited proposal to acquire or restructure us, which

may result in an improvement of the terms of any
such proposal in favor of our stockholders, and outweigh

any potential disadvantage of discouraging
those proposals.
Authorized but Unissued Shares of Capital Stock
Our authorized but unissued common stock and preferred

stock are available for future issuance without
stockholder approval, subject to the applicable provisions

of the DGCL and Nasdaq listing standards.
These additional shares may be used for a variety of corporate purposes, including future public offerings
to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the
existence of authorized but unissued common stock or preferred stock may be to enable our board of
directors to issue shares to persons friendly to current

management, which issuance could render more
difficult or discourage an attempt to obtain control

of the Company by means of a merger,

tender offer,
proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive
our stockholders of opportunities to sell their Class A common stock at a price higher than the prevailing
market price.
Board Vacancies and Board Size
Our Charter provides that, subject to the rights of any

preferred stock, any vacancies, including any newly
created directorships, on our board of directors will be

filled by the affirmative vote of a majority

of the
remaining directors then in office, even if such directors

constitute less than a quorum, or by a sole
remaining director. In addition, the

number of directors constituting our board of directors

is exclusively to
be set by a resolution adopted by a majority vote of our

entire board of directors. These provisions
prevent a stockholder from increasing the size of our board

of directors and then gaining control of our
board of directors by filling the resulting vacancies with

its own nominees. This makes it more difficult to
change the composition of our board of directors and promotes continuity of management.
No Cumulative Voting
Under the DGCL, stockholders are not entitled to cumulate

votes in the election of directors unless a
corporation’s certificate of incorporation provides otherwise.

Our Charter does not provide for cumulative
voting.

Stockholder Action by Written Consent and

Special Meetings of Stockholders
Our Charter and Bylaws provide that our stockholders

may take action by written consent so long as the
Voting Agreement is in effect

and our principal stockholders hold a majority of the

voting power of then-
outstanding shares of our capital stock. Our Charter and Bylaws further provide that special meetings of
our stockholders may be called only by the chairperson

of our board of directors, the lead independent
director, our board of directors

pursuant to a written resolution adopted by the affirmative

vote of the
majority of the total numbers of directors assuming no

vacancies or, so long as the

Voting Agreement is
in effect and our principal stockholders hold a majority

of the voting power of then-outstanding shares of
our capital stock, the corporate secretary upon the written

request of holders of a majority of the voting
power of all then-outstanding shares of capital stock.

These provisions may delay the ability of our
stockholders to force consideration of a proposal or for

stockholders controlling a majority of our capital
stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals

and Director Nominations
Our Bylaws establish advance notice procedures with

respect to stockholder proposals and the
nomination of candidates for election as directors at our

annual meeting of stockholders, and also specify
certain procedural requirements regarding the form, content

and timing of such notice. These provisions
might preclude our stockholders from bringing matters

before our annual meeting

of stockholders or from
making nominations for directors at our annual meeting of stockholders if the proper procedures are not
followed. We expect that these provisions may

also discourage or deter a potential acquirer from
conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to
obtain control of the Company.
Amendments to Our Charter and Bylaws
The DGCL provides generally that the affirmative

vote of a majority of the outstanding shares entitled to
vote thereon, voting together as a single class, is required to amend a corporation’s certificate of
incorporation or bylaws, unless the corporation’s certificate of incorporation requires a greater
percentage. Our Charter provides that at any time the

Voting Agreement is not in

effect or our principal
stockholders do not hold a majority of the voting power

of then-outstanding shares of our capital stock,
certain specified provisions in our Charter,

including provisions relating to the size of the board,
classification of the board, removal of directors, special meetings,

actions by written consent and
cumulative voting, may be amended, altered, rescinded

or repealed only by the affirmative vote of the
holders of at least 66 2/3% in voting power of all the then outstanding shares of our capital stock entitled
to vote thereon, voting together as a single class. Our

Charter provides that our board of directors is
expressly authorized to amend, alter,

rescind or repeal, in whole or in part, or add

to, our Bylaws without
a stockholder vote in any manner not inconsistent with the

laws of the State of Delaware or our Charter.
Our Charter provides that at any time the Voting

Agreement is not in effect or our principal

stockholders
do not hold a majority of the voting power of then-outstanding shares of our capital stock, any
amendment, alteration, rescission or repeal, in whole or in

part, of, or addition to, our Bylaws by our
stockholders requires the affirmative vote of

the holders of at least 66 2/3% in voting power of all the

then-
outstanding shares of our capital stock entitled to vote thereon,

voting together as a single class.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of

the DGCL. In general, Section 203 prohibits a publicly
held Delaware corporation from engaging in a “business

combination” with an “interested stockholder” for
three years following the date that such stockholder became

an interested stockholder,

unless:

●

before such date, the board of directors of the corporation approved either the business
combination or the transaction that resulted in the stockholder becoming an interested
stockholder;
●

upon closing of the transaction that resulted in the stockholder becoming an interested
stockholder, the interested

stockholder owned at least 85% of the voting stock of the

corporation

outstanding at the time the transaction began, excluding

for purposes of determining the voting
stock outstanding (but not the outstanding voting stock

owned by the interested stockholder)
those shares owned by (1) persons who are directors and

also officers and (2) employee stock
plans in which employee participants do not have the right to determine confidentially whether
shares held subject to the plan will be tendered in a tender or exchange offer; or
●

on or after such date, the business combination is approved

by the board of directors and
authorized at an annual or special meeting of the stockholders,

and not by written consent, by the
affirmative vote of at least 66 2/3% of the outstanding

voting stock that is not owned by the
interested stockholder.
In general, Section 203 defines a “business combination”

to include, among other things, mergers, asset
and stock sales and other transactions resulting in a financial benefit to an interested stockholder.

An
“interested stockholder” is a person who, together with its affiliates and associates, owns, or did own
within three years prior to the determination of interested

stockholder status, 15% or more of the
corporation’s outstanding voting stock.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders

will have appraisal rights in connection with a
merger or consolidation in which we are a constituent entity.

Pursuant to the DGCL, stockholders who
properly demand and perfect appraisal rights in connection with such merger or consolidation will have
the right to receive payment of the fair value of their shares as determined by the Delaware Court of
Chancery, if any,

on the amount determined to be the fair value, from the

effective time of the merger or
consolidation through the date of payment of the judgment.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action

in our name to procure a judgment in our
favor, also known as a derivative

action, provided that the stockholder bringing the

action is a holder of
our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter
devolved by operation of law.

To

bring such an action, the stockholder must otherwise

comply with
Delaware law regarding derivative actions.
Exclusive Forum
Our Charter requires, to the fullest extent permitted by law,

that (1) any derivative action or proceeding
brought on behalf of the Company,

(2) any action asserting a claim of breach of a

fiduciary duty owed by
any of our directors, officers, other employees

or our stockholders to us or our stockholders, (3) any
action asserting a claim against us arising pursuant to

any provision of the DGCL, our Charter or our
Bylaws, or as to which the DGCL confers jurisdiction on

the Court of Chancery of the State of Delaware,
(4) any action to interpret, apply,

enforce or determine the validity of our Charter or Bylaws

and (5) any
action asserting a claim against us that is governed by

the internal affairs doctrine, in each case, may be
brought only in the Court of Chancery of the State of Delaware

(or, if the Court of

Chancery of the State of
Delaware does not have jurisdiction, the United States

District Court for the District of Delaware).

This
provision will not apply to suits brought to enforce any

duty or liability created by the Securities Act, the
Exchange Act or any other claim for which there is exclusive federal or concurrent federal and state
jurisdiction.
Our Charter also provides that the federal district courts

of the United States of America will be the
exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our
directors, officers, employees or agents and arising

under the Securities Act. However,

Section 22 of the
Securities Act provides that federal and state courts have

concurrent jurisdiction over lawsuits brought
pursuant to the Securities Act or the rules and regulations

thereunder. To

the extent the exclusive forum
provision restricts the courts in which claims arising under the Securities Act may be brought, there is
uncertainty as to whether a court would enforce such a

provision. Our Charter also provides that any
person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be

deemed to have notice of and to have consented to the foregoing provision;
provided ,

however
, that
investors cannot waive compliance with the federal securities laws and the rules and regulations
thereunder.

We recognize that the forum selection clause in our

Charter may impose additional litigation costs on
stockholders in pursuing any such claims, particularly

if the stockholders do not reside in or near the State
of Delaware. Additionally,

the forum selection clause in our Charter may limit

our stockholders’ ability to
bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees
or agents, which may discourage such lawsuits against

us and our directors, officers, employees and
agents even though an action, if successful, might benefit

our stockholders. The Court of Chancery of the
State of Delaware may also reach different judgments

or results than would other courts, including courts
where a stockholder considering an action may be located or would otherwise choose to bring the action,
and such judgments may be more or less favorable to

us than our stockholders.
Limitation of Liability and Indemnification of Directors and

Officers
Our Charter includes provisions that limit the personal liability of our directors for monetary damages for
breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under
the DGCL. Such limitation shall not apply,

except to the extent permitted by the DGCL, to (1)

any breach
of a director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or that
involve intentional misconduct or a knowing violation of

law, (3) any unlawful payment

of a dividend or
unlawful stock repurchase or redemption, as provided

in Section 174 of the DGCL or (4) any transaction
from which a director derived an improper personal benefit. These provisions will have no effect on the
availability of equitable remedies such as an injunction

or rescission based on a director’s breach of his or
her duty of care. Any amendment to, or repeal of, these

provisions will not eliminate or reduce the effect
of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment
or repeal.
Our Bylaws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made
or threatened to be made a party to any action, suit or

proceeding by reason of the fact that such person
is or was a director, officer,

employee or agent of the Company,

or, at the request of the

Company,
serves or served as a director,

officer, employee

or agent of another corporation or of a partnership, joint
venture, trust or any other enterprise, against all expenses,

judgments, fines and amounts paid in
settlement actually and reasonably incurred in connection

with the defense or settlement of such action,
suit or proceeding. In addition, we have entered into indemnification agreements with each of our
directors pursuant to which we have agreed to indemnify

each such director to the fullest extent permitted
by the DGCL.
Insofar as indemnification for liabilities arising under the Securities

Act may be permitted to directors or
officers,

we have been informed that in the opinion of the SEC such

indemnification is against public
policy and is therefore unenforceable.
Registration Rights
We and certain of our stockholders entered into a

Registration Rights Agreement on November 15, 2021
(the “Registration Rights Agreement”) pursuant to which

such stockholders have specified rights to
require us to register all or a portion of their shares of Class

A common stock (including shares received
upon conversion of shares of Class B common stock)

under the Securities Act.

The registration rights will terminate upon the earlier of (i)

with respect to any stockholder who then holds
less than five percent of the then-outstanding common

stock, such time as Rule 144 or another similar
exemption under the Securities Act is available for the sale of all of such stockholder’s shares without
limitation and without regard to the availability of current public information and (ii) four years following our
initial public offering. We will generally

pay the registration expenses (other than underwriting

discounts
and selling commissions), including the reasonable fees

and disbursements, not to exceed $50,000 of
one counsel, of the holders of the securities registered

pursuant to the registrations described below.

S-1 Registration Rights
. The holders of a majority of the registrable securities

then outstanding may
make a written request that we register the offer and

sale of their shares on a registration statement on
Form S-1. Such request for registration must cover at least 30%

of the registrable securities then
outstanding. We are obligated to effect

only one such registration

and we are not required to effect a
registration on Form S-1 if such registrable securities

may be registered on Form S-3 as described below.
In an underwritten public offering, the underwriters

have the right, subject to specified conditions, to limit
the number of shares that such holders may include for

registration.
S-3 Registration Rights
. The holders of at least 20% of the registrable securities

then outstanding may
make a written request that we register the offer and

sale of their shares on a registration statement

on
Form S-3 if we are eligible to file a registration statement on Form S-3, so long as the request covers
securities the anticipated aggregate offering price of

which, net of underwriting discounts, selling
commissions and other selling expenses, is at least $3.0 million.

These stockholders may make an
unlimited number of requests for registration on Form

S-3;

provided,
however , we are not required to
effect a registration on Form S-3 if we have effected

two such registrations within the 12-month period
preceding the date of the request. In an underwritten public offering, the underwriters have the right,
subject to specified conditions, to limit the number of shares that such holders may include for
registration.

Piggyback Registration Rights
. If we propose to register the offer and sale of our

common stock under
the Securities Act in connection with the public

offering of such common stock solely for cash,

the holders
of registrable securities will be entitled to certain “piggyback”

registration rights allowing the holders to
include their shares in such registration, subject to certain marketing and other limitations. As a result,
whenever we propose to file a registration statement under the

Securities Act, other than with respect to
(i) a registration related to the sale or grant of securities to our employees or a subsidiary’s employees
pursuant to a stock option, stock purchase, equity incentive or similar plan, (ii) a registration relating to a
Rule 145 transaction, (iii) a registration on any registration form that does not include substantially the
same information as would be required to be included in a registration statement covering the sale of
registrable securities or (iv) a registration in which the only common stock being registered is common
stock issuable upon conversion of debt securities that are also being registered, the holders of registrable
securities are entitled to notice of the registration and have the right, subject to certain limitations, to
include their shares in the registration. We have

the right to terminate or withdraw any registration
initiated pursuant to such “piggyback registration” rights

described above before the effective date of such
registration, whether or not any stockholder has elected to

include shares of their common stock in such
registration. In an underwritten public offering, the

underwriters have the right, subject to specified
conditions, to limit the number of shares that such holders

may include for registration.
The foregoing summary does not purport to be complete

and is qualified in its entirety by reference to the
Registration Rights Agreement, a copy of which has been filed as an exhibit to our most recent Annual
Report on Form 10-K.
Listing
Our Class A common stock is listed on Nasdaq under

the symbol “VAXX

.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured

or unsecured and may be exchangeable for and/or
convertible into other securities, including our Class A

common stock. The debt securities will be issued
under one or more separate indentures between us and

a designated trustee. The terms of each series of
debt securities being offered, including the terms,

if any, on which a

series of debt securities may be
convertible into or exchangeable for other securities, and the material terms of the indenture will be set
forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to

the extent required, the following terms of the debt
securities in respect of which the prospectus supplement

is delivered:
●

the title of the series;
●

the aggregate principal amount;
●

the issue price or prices, expressed as a percentage of the

aggregate principal amount of the
debt securities;
●

any limit on the aggregate principal amount;
●

the date or dates on which principal is payable;
●

the interest rate or rates (which may be fixed or variable)

or, if applicable, the method

used to
determine such rate or rates;
●

the date or dates on which interest, if any,

will be payable and any regular record date for the
interest payable;
●

the place or places where principal and, if applicable, premium and interest, is payable;
●

the terms and conditions upon which we may,

or the holders may require us to, redeem or
repurchase the debt securities;
●

the denominations in which such debt securities may be

issuable, if other than denomination of
$1,000 or any integral multiple of that number;
●

whether the debt securities are to be issuable in the form of certificated debt securities or global
debt securities;
●

the portion of principal amount that will be payable upon declaration of acceleration of the
maturity date if other than the principal amount of the debt securities;
●

the currency of denomination;
●

the designation of the currency,

currencies or currency units in which payment of principal and,

if
applicable, premium and interest, will be made;
●

if payments of principal and, if applicable, premium or

interest, on the debt securities are to be
made in one or more currencies or currency units other

than the currency of denominations, the
manner in which exchange rate with respect to such

payments will be determined;
●

if amounts of principal and, if applicable, premium and interest may be determined by reference
to an index based on a currency or currencies, or by reference to a commodity,

commodity index,
stock exchange index, or financial index, then the manner

in which such amounts will be
determined;

●

the provisions, if any,

relating to any collateral provided for such debt securities;
●

any events of default;
●

the terms and conditions, if any,

for conversion into or exchange for common stock

;
●

any depositaries, interest rate calculation agents, exchange rate calculation agents, or other
agents; and
●

the terms and conditions, if any,

upon which the debt securities shall be subordinated

in right of
payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or

equity securities or securities of third parties or other
rights, including rights to receive payment in cash or securities based on the value, rate or price of one or
more specified commodities, currencies, securities or indices,

or any combination of the foregoing.
Warrants may be issued independently

or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants

will be issued under a separate warrant
agreement to be entered into between us and a warrant

agent. The terms of any warrants to be issued
and a description of the material provisions of the applicable warrant agreement will be set forth in the
applicable prospectus supplement.
The applicable prospectus supplement will describe the

following terms of any warrants in respect of
which this prospectus is being delivered:
●

the title of such warrants;
●

the aggregate number of such warrants;
●

the price or prices at which such warrants will be issued;
●

the currency or currencies in which the price of such warrants will be payable;
●

the securities or other rights, including rights to receive

payment in cash or securities based on
the value, rate or price of one or more specified commodities, currencies,

securities or indices, or
any combination of the foregoing, purchasable upon exercise

of such warrants;
●

the price at which and the currency or currencies in which

the securities or other rights
purchasable upon exercise of such warrants may be purchased;
●

the date on which the right to exercise such warrants shall

commence and the date on which
such right shall expire;
●

if applicable, the minimum or maximum amount of such

warrants which may be exercised at any
one time;
●

if applicable, the designation and terms of the securities

with which such warrants are issued and
the number of such warrants issued with each such security;
●

if applicable, the date on and after which such warrants and the related securities will be
separately transferable;
●

information with respect to book-entry procedures, if any;
●

if applicable, a discussion of any material United States

Federal income tax considerations; and
●

any other terms of such warrants, including terms, procedures and limitations relating to the
exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities.

The subscription rights may be issued
independently or together with any other securities, may

be attached to, or separate from, such securities
and may or may not be transferable by the shareholder

receiving the subscription rights. In connection
with any offering of subscription rights, we may

enter into a standby arrangement with one or more
underwriters or other purchasers pursuant to which the

underwriters or other purchasers may be required
to purchase any unsubscribed securities after such offering.

The terms of any subscription rights being
offered will be set forth in the applicable prospectus

supplement.
The applicable prospectus supplement will set forth the

following terms of the subscription rights in
respect of which this prospectus is delivered:
●

the exercise price;
●

the aggregate number of rights to be issued;
●

the type and number of securities purchasable upon exercise

of each right;
●

the procedures and limitations relating to the exercise of the rights;
●

the date upon which the exercise of rights will commence;
●

the record date, if any,

to determine who is entitled to the rights;
●

the expiration date;
●

the extent to which the rights are transferable;
●

information regarding the trading of rights, including the

stock exchanges, if any,

on which the
rights will be listed;
●

the extent to which the subscription rights may include an over-subscription privilege with respect
to unsubscribed securities;
●

if appropriate, a discussion of material U.S. federal income tax considerations;
●

if applicable, the material terms of any standby underwriting or purchase arrangement entered
into by us in connection with the offering of the rights;

and
●

any other material terms of the rights.
If fewer than all of the subscription rights issued in any

rights offering are exercised, we may offer

any
unsubscribed securities directly to persons other than

shareholders, to or through agents, underwriters or
dealers or through a combination of such methods, including

pursuant to standby arrangements, as
described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants,

debt securities, shares of preferred stock, shares
of common stock or any combination of such securities.

The terms of any units being offered will be set
forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the

following terms of the units in respect of which
this prospectus is delivered:
●

the terms of the units and of the warrants, debt securities

and common stock comprising the
units, including whether and under what circumstances

the securities comprising the units may be
traded separately;
●

a description of the terms of any unit agreement governing the units; and
●

a description of the provisions for the payment, settlement,

transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security,

warrant and unit will be represented either by a certificate issued in definitive form to
a particular investor or by one or more global securities

representing the entire issuance of securities.
Certificated securities in definitive form and global securities will be issued in registered form. Definitive
securities name you or your nominee as the owner of the

security, and

in order to transfer or exchange
these securities or to receive payments other than interest

or other interim payments, you or your
nominee must physically deliver the securities to the trustee, registrar,

paying agent or other agent, as
applicable. Global securities name a depositary or its nominee as the owner of the debt securities,
warrants or units represented by these global securities.

The depositary maintains a computerized
system that will reflect each investor’s beneficial ownership of the securities through an account
maintained by the investor with its broker/dealer,

bank, trust company or other representative, as we
explain more fully below.
Global Securities
We may issue the registered debt securities, warrants

and units in the form of one or more fully registered
global securities that will be deposited with a depositary or its nominee identified in the applicable
prospectus supplement and registered in the name of

that depositary or nominee. In those cases, one or
more registered global securities will be issued in a denomination or aggregate denominations equal to
the portion of the aggregate principal or face amount

of the securities to be represented by registered
global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a
registered global security may not be transferred except

as a whole by and among the depositary for the
registered global security,

the nominees of the depositary or any successors

of the depositary or those
nominees.
If not described below, any

specific terms of the depositary arrangement with respect

to any securities to
be represented by a registered global security will be

described in the prospectus supplement relating to
those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called
participants, that have accounts with the depositary or

persons that may hold interests through
participants. Upon the issuance of a registered global security,

the depositary will credit, on its book-entry
registration and transfer system, the participants’

accounts with the respective principal or face amounts
of the securities beneficially owned by the participants.

Any dealers, underwriters or agents participating
in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial
interests in a registered global security will be shown on,

and the transfer of ownership interests will be
effected only through, records maintained by the

depositary, with respect

to interests of participants, and
on the records of participants, with respect to interests

of persons holding through participants. The laws
of some states may require that some purchasers of securities take physical delivery of these securities in
definitive form. These laws may impair your ability to own,

transfer or pledge beneficial interests in
registered global securities.
So long as the depositary,

or its nominee, is the registered owner of a registered

global security, that
depositary or its nominee, as the case may be, will be

considered the sole owner or holder of the
securities represented by the registered global security

for all purposes under the applicable indenture,
warrant agreement, guaranteed trust preferred security or

unit agreement. Except as described below,
owners of beneficial interests in a registered global security will not be entitled to have the securities
represented by the registered global security registered

in their names, will not receive or be entitled to
receive physical delivery of the securities in definitive form and will not be considered the owners or
holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred
security or unit agreement. Accordingly,

each person owning a beneficial interest in a registered

global
security must rely on the procedures of the depositary for that registered global security and, if that
person is not a participant, on the procedures of the participant through which the person owns its
interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed
trust preferred security or unit agreement. We understand

that under existing industry practices, if we
request any action of holders or if an owner of a beneficial interest in a registered global security desires

to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant
agreement, guaranteed trust preferred security or unit agreement,

the depositary for the registered global
security would authorize the participants holding the relevant beneficial interests to give or take that
action, and the participants would authorize beneficial owners owning through them to give or take that
action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any,

and interest payments on debt securities, and any payments to holders with
respect to warrants, guaranteed trust preferred securities

or units, represented by a registered global
security registered in the name of a depositary or its nominee will be made to the depositary or its
nominee, as the case may be, as the registered owner

of the registered global security.

None of the
Company, the trustees,

the warrant agents, the unit agents or any other agent

of the Company,

agent of
the trustees or agent of the warrant agents or unit agents

will have any responsibility or liability for any
aspect of the records relating to payments made on account

of beneficial ownership interests in the
registered global security or for maintaining, supervising

or reviewing any records relating to those
beneficial ownership interests.
We expect that the depositary for any of the

securities represented by a registered global security,

upon
receipt of any payment of principal, premium, interest or other distribution of underlying securities or other
property to holders on that registered global security,

will immediately credit participants’

accounts in
amounts proportionate to their respective beneficial interests in that registered global security as shown
on the records of the depositary.

We also expect that payments by participants

to owners of beneficial
interests in a registered global security held through participants will be governed by standing customer
instructions and customary practices, as is now the case with the securities held for the accounts of
customers in bearer form or registered in “street name,”

and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time
unwilling or unable to continue as depositary or ceases

to be a clearing agency registered under the
Exchange Act, and a successor depositary registered

as a clearing agency under the Securities
Exchange Act of 1934 is not appointed by us within

90 days, we will issue securities in definitive form in
exchange for the registered global security that had

been held by the depositary.

Any securities issued in
definitive form in exchange for a registered global security will be registered in the name or names that
the depositary gives to the relevant trustee, warrant agent,

unit agent or other relevant agent of ours or
theirs. It is expected that the depositary’s instructions

will be based upon directions received by the
depositary from participants with respect to ownership of beneficial interests in the registered global
security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this

prospectus from time to time in one or more transactions,
including, without limitation:
●

through underwriters or dealers;
●

directly to a limited number of purchasers or to a single

purchaser;
●

in “at the market offerings,” within the meaning of

Rule 415(a)(4) of the Securities Act, into an
existing trading market on an exchange or otherwise;
●

through agents; or
●

through any other method permitted by applicable law

and described in the applicable prospectus
supplement.
A distribution of the securities offered by this

prospectus may also be effected through the

issuance of
derivative securities, including, without limitation, warrants,

exchangeable securities, forward delivery
contracts and the writing of options.
The prospectus supplement will state the terms of the offering of the securities, including:
●

the name or names of any underwriters, dealers or agents;
●

the purchase price of such securities and the proceeds

to be received by us, if any;
●

any underwriting discounts or agency fees and other items

constituting underwriters’ or agents’
compensation;
●

any public offering price;
●

any discounts or concessions allowed or reallowed or

paid to dealers; and
●

any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions

allowed or reallowed or paid to dealers may
be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own
account and may be resold from time to time in one or

more transactions, including:
●

negotiated transactions;
●

at a fixed public offering price or prices, which

may be changed;
●

at market prices prevailing at the time of sale;
●

at prices related to prevailing market prices; or
●

at negotiated prices.
Unless otherwise stated in a prospectus supplement, the

obligations of the underwriters to purchase any
securities will be conditioned on customary closing conditions and the underwriters will be obligated to
purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time.

The prospectus supplement will name any
agent involved in the offer or sale of the securities

and any commissions paid to them. Generally,

any
agent will be acting on a best efforts basis for the

period of its appointment.
Sales to or through one or more underwriters or agents

in “at the market offerings”

will be made pursuant
to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may
act on an agency basis or on a principal basis. During the term of any such agreement, shares may be
sold on a daily basis on any stock exchange, market or trading facility on which the Class A common
stock are traded, in privately negotiated transactions or

otherwise as agreed with the underwriters or
agents. The distribution agreement will provide that any

common share sold will be sold at negotiated
prices or at prices related to the then prevailing market prices for our Class A common stock. Therefore,
exact figures regarding proceeds that will be raised or

commissions to be paid cannot be determined at
this time and will be described in a prospectus supplement.

Pursuant to the terms of the distribution
agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers
to purchase, blocks of our securities. The terms of each

such distribution agreement will be described in a
prospectus supplement.
We may authorize underwriters, dealers or agents

to solicit offers by certain purchasers to purchase

the
securities at the public offering price set forth in the

prospectus supplement pursuant to delayed delivery
contracts providing for payment and delivery on a specified

date in the future. The contracts will be
subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement
will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements

entered into with us to indemnification by us
against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to
payments which the underwriters or agents may be required

to make.
The prospectus supplement may also set forth whether

or not underwriters may over-allot or effect
transactions that stabilize, maintain or otherwise affect

the market price of the securities at levels above
those that might otherwise prevail in the open market,

including, for example, by entering stabilizing bids,
effecting syndicate covering transactions or imposing

penalty bids.
Underwriters and agents may be customers of, engage

in transactions with, or perform services for us
and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities

and will have no established trading market,
other than our Class A common stock, which are listed

on Nasdaq. Any underwriters to whom securities
are sold for public offering and sale may make a

market in the securities, but such underwriters will not be
obligated to do so and may discontinue any market making

at any time without notice. The securities,
other than our Class A common stock, may or may not

be listed on a national securities exchange.

VALIDITY OF SECURITIES
The validity of the securities covered by this prospectus

will be passed on for us by Davis Polk &
Wardwell LLP,

New York,

New York

.

Additional legal matters may be passed upon for us or

any
underwriters, dealers or agents by counsel that we will

name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Vaxxinity

,

Inc. as of December 31, 2022 and 2021, and for each
of the years in the two-year period ended December 31,

2022, have been incorporated by reference
herein in reliance upon the report of Armanino LLP,

independent registered public accounting firm,
incorporated by reference herein, and upon the authority

of said firm as experts in accounting and
auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports,

proxy statements and other information with the SEC.

The
SEC maintains a website at www.sec.gov

that contains reports, proxy and information statements

and
other information we have filed electronically with the SEC.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we
can disclose important information to you by referring you

to those documents. The information
incorporated by reference is an important part of this prospectus,

and information that we file later with
the SEC will automatically update and supersede this information.

We incorporate by reference the
documents listed below and all documents we file pursuant

to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act between the date of the initial filing of the

registration statement of which this prospectus
forms a part and the effectiveness of such registration

statement and on or after the date of this
prospectus and prior to the termination of the offering

under this prospectus and any prospectus
supplement (other than, in each case, documents or information deemed to have been furnished and not
filed in accordance with SEC rules):
(a)

our
Annual Report on Form 10-K for the year ended December

31, 2022
;
(b)

our
Definitive Proxy Statement on Schedule 14A filed

with the SEC on April 28, 2023

(solely with
respect to those portions incorporated by reference

into our Annual Report on Form 10-K for the
year ended December 31, 2022);
(c)

our Quarterly Reports on Form 10-Q for the quarters ended
March 31, 2023

and June 30, 2023;
(d)

our Current Reports on Form 8-K filed with the SEC on
February 3, 2023
,
June 22, 2023

and
July
27, 2023
;

and
(e)

the description of our Class A common stock contained in

our
Registration Statement on Form 8-
A filed with the SEC on November 10, 2021
,

including any amendments or reports filed for the
purposes of updating such description.
Any statement contained in this prospectus or in any document incorporated or deemed to be
incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of
this prospectus to the extent that a statement contained in

this prospectus or any subsequently filed
document which also is, or is deemed to be, incorporated by

reference into this prospectus modifies or
supersedes that statement. Any statement so modified or superseded will not be deemed, except as so
modified or superseded, to constitute a part of this prospectus.
You can obtain

any of the filings incorporated by reference in this prospectus through us or from the SEC
through the SEC’s website at www.sec.gov
. Our filings with the SEC, including our Annual Reports

on
Form 10-K, Quarterly Reports on Form 10-Q, Current

Reports on Form 8-K, and exhibits incorporated in
and amendments to those reports, are also available free

of charge on our website (
www.vaxxinity.com )
as soon as reasonably practicable after they are filed with,

or furnished to, the SEC. Information on, or
accessible through, our website is not part of this prospectus,

nor is such content incorporated by
reference in this prospectus, and should not be relied

upon in determining whether to make an investment
in our securities. You

can obtain any of the documents incorporated by

reference into this prospectus
from us without charge, excluding any exhibits to those documents unless the exhibit is specifically
incorporated by reference into those documents. You

can obtain documents incorporated by reference
into this prospectus by requesting them in writing or by telephone from us at the following address:
Investor Relations
Vaxxinity,

Inc.
505 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739

$300,000,000
CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
UNITS
PROSPECTUS

, 2023

The information contained in this prospectus supplement

is not complete and may be changed.
These securities may not be sold until the registration

statement filed with the Securities and
Exchange Commission is effective. This prospectus

supplement is not an offer to sell these
securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or
sale is not permitted.
SUBJECT TO COMPLETION, DATED

August 9, 2023
PROSPECTUS SUPPLEMENT
Up to $100,000,000
Class A Common Stock
We entered into an Open Market Sale Agreement
SM

with Jefferies LLC (“Jefferies” or the “sales

agent”),
dated August 9, 2023, relating to the sale of our Class A common stock,

par value $0.0001 per share,
offered by this prospectus supplement and the accompanying

prospectus (such agreement, the “sales
agreement”). In accordance with the terms of the sales

agreement, under this prospectus supplement, we
may offer and sell our Class A common stock having

an aggregate offering price of up to $100,000,000

from
time to time through the sales agent.
Sales of our Class A common stock, if any,

under this prospectus supplement will be made by any

method
permitted that is deemed an “at the market offering”

as defined in Rule 415(a)(4) under the Securities Act of
1933, as amended (the “Securities Act”). The sales agent

is not required to sell any specific amount, but will
act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales
practices. There is no arrangement for funds to be received

in an escrow, trust or similar

arrangement.
The sales agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price of any
Class A common stock sold under the sales agreement. In connection with the sale of Class A common
stock on our behalf, the sales agent will be deemed to

be an “underwriter” within the meaning of the
Securities Act and the compensation of the sales agent will

be deemed to be underwriting commissions or
discounts. We have also agreed to provide indemnification

and contribution to the sales agent with respect to
certain liabilities, including civil liabilities under the Securities

Act. See “Plan of Distribution” beginning on
page S-10 for additional information regarding the compensation to be paid to the sales agent.
Our Class A common stock is listed on The Nasdaq Global

Market (“Nasdaq”) under the symbol “VAXX.”

On
August 4, 2023, the last reported sale price of our Class

A common stock on Nasdaq was $2.56 per share.

As of the date of this prospectus supplement, we are an “emerging growth company” as defined under the
U.S. federal securities laws and, as such, we have elected

to comply with certain reduced public company
reporting requirements for this prospectus supplement

and the documents incorporated by reference in this
prospectus supplement.
Investing in our securities involves a high degree of

risk. See the “Risk Factors” section beginning
on page S-4 of this prospectus supplement and any risk

factors in our Securities and Exchange
Commission (“SEC”) filings that are incorporated

by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any

state securities commission has approved
or disapproved of these securities or determined if

this prospectus supplement or the accompanying
prospectus is truthful or complete. Any representation

to the contrary is a criminal offense.

Jefferies
Prospectus supplement dated

, 2023.

S-i
TABLE OF CONTENTS
Page
Prospectus Supplement Summary
S-1
Risk Factors
S-4
Special Note on Forward-Looking Statements
S-5
Use of Proceeds
S-7
Dividend Policy
S-8
Dilution
S-9
Plan of Distribution
S-10
Validity of Securities
S-12
Experts
S-12
Where You

Can Find More Information
S-13
This document consists of two parts. The first part is

the accompanying prospectus, which is part of a
registration statement that we filed with the SEC using

a “shelf” registration process. The accompanying
prospectus provides you with a general description of the securities that we may offer,

some of which
may not apply to this offering. The second part

is this prospectus supplement, which describes the
specific terms of this offering.

This prospectus supplement and the information incorporated

by reference
in this prospectus supplement add to, update and, where

applicable, change the information contained or
incorporated by reference in the accompanying prospectus.
Before buying any of the securities that we are offering,

you should carefully read both this prospectus
supplement and the accompanying prospectus with all

of the information incorporated by reference in this
prospectus supplement, as well as the additional information described under the heading “Where You
Can Find More Information.” These documents contain important information that you should consider
when making your investment decision.

To

the extent there is a conflict between the information contained in this prospectus supplement, on the
one hand, and the information contained in the accompanying

prospectus or in any document
incorporated by reference in this prospectus supplement, on

the other hand, you should rely on the
information in this prospectus supplement, provided that

if any statement in one of these documents is
inconsistent with a statement in another document having

a later date—for example, a document
incorporated by reference in this prospectus supplement

—the statement in the document having the later
date modifies or supersedes the earlier statement.
The information contained in this prospectus supplement,

the accompanying prospectus or any document
incorporated by reference in this prospectus supplement

is accurate only as of their respective dates,
regardless of the time of delivery of this prospectus, the

accompanying prospectus or the documents
incorporated by reference in this prospectus or in the accompanying prospectus or the sale of any
securities. Our business, financial condition, results of operations and prospects may have changed
materially since those dates.
Neither we nor the sale agent have authorized anyone to provide you with information that is different
from that contained in this prospectus supplement, the accompanying prospectus, or any free writing
prospectus we may authorize to be delivered or made

available to you. Neither we nor the sales agent
take responsibility for, or provide

assurance as to the reliability of, any other information that others may
give you. This prospectus supplement does not constitute an

offer to sell or the solicitation of an offer

to
buy any securities other than the securities described

in this prospectus supplement or an offer

to sell or
the solicitation of an offer to buy such securities

in any circumstances in which such offer

or solicitation is
unlawful.
Unless otherwise indicated or the context otherwise requires,

all references in this prospectus to
“Vaxxinity,”

the “Company,”

“we,” “us” and “our” refer to Vaxxinity,

Inc. and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere

in this prospectus supplement or incorporated
by reference in this prospectus supplement. This summary

may not contain all the information that may
be important to you, and we urge you to read this entire

prospectus supplement and the accompanying
prospectus and the documents incorporated by reference

in this prospectus supplement carefully before
deciding to invest in our securities.
Our Company
We are a purpose-driven biotechnology company committed

to democratizing healthcare across the
globe. Our vision is to disrupt the existing treatment paradigm for chronic diseases, increasingly
dominated by drugs, particularly monoclonal antibodies

(“mAbs”), which suffer from prohibitive costs and
cumbersome administration. We believe our synthetic

peptide vaccine platform (“Vaxxine

Platform”) has
the potential to enable a new class of therapeutics

that will improve the quality and convenience of care,
reduce costs and increase access to treatments for a

wide range of indications. Our Vaxxine

Platform is
designed to harness the immune system to convert the body

into its own “drug factory,”

stimulating the
production of antibodies with a therapeutic or protective

effect. While traditional vaccines have been

able
to leverage this approach against infectious diseases, they have historically been unable to resolve key
challenges in the fight against chronic diseases. We

believe our Vaxxine

Platform has the potential to
overcome these challenges and has the potential to bring

the efficiency of vaccines to a whole new

class
of medical conditions. Specifically,

our technology is designed to use synthetic peptides to mimic

and
optimally combine biological epitopes in order to selectively activate the immune system, producing highly
specific antibodies against only the desired targets, including self-antigens, making possible the safe and
effective treatment of chronic diseases by vaccines.

The modular and synthetic nature of our Vaxxine
Platform generally provides significant speed and efficiency in candidate development and has generated
multiple product candidates that we are designing to

have safety and efficacy equal to or greater than

the
standard-of-care treatments for many chronic diseases,

with more convenient administration and
meaningfully lower costs. Our current pipeline consists of five chronic disease product candidates from
early to late-stage development across multiple therapeutic

areas, including Alzheimer’s Disease (“AD”),
Parkinson’s Disease (“PD”), migraine and hypercholesterolemia.

Additionally, we

believe our Vaxxine
Platform may be used to disrupt the treatment paradigm

for a wide range of other chronic diseases,
including any that are or could potentially be successfully treated by mAbs. We also will opportunistically
pursue infectious disease treatments. When the COVID

-19 pandemic struck the world in March 2020, we
quickly reallocated resources to develop a vaccine candidate.

We have assembled an industry-leading
team with extensive experience developing and commercializing successful drugs that is committed to
realizing our mission of democratizing healthcare.

Our principal executive offices are located at 505 Odyssey

Way,

Merritt Island, Florida 32953, and our
telephone number is (254) 244-5739. Our website address

is
www.vaxxinity.com . Information on, or
accessible through, our website is not part of this prospectus supplement, nor is such content
incorporated by reference in this prospectus supplement, and should not be relied upon in determining
whether to make an investment in our securities.
Implications of Being an Emerging Growth Company

and a Smaller Reporting Company
We are an “emerging growth company” as defined

in the Jumpstart Our Business Startups Act of 2012,
as amended (the “JOBS Act”). An emerging growth company

may take advantage of specified
exemptions from various requirements that are otherwise

applicable generally to public companies in the
United States. These provisions include:
●

not being required to comply with the auditor attestation requirements of Section 404 of the
Sarbanes–Oxley Act;

●

not being required to comply with any requirement that

may be adopted by the Public
Company Accounting Oversight Board regarding mandatory

audit firm rotation or a
supplement to the auditor’s report providing additional information about the audit and the
financial statements;
●

being required to provide only two years of audited financial statements in addition to any
required unaudited interim financial statements;
●

permitting an extended transition period for complying

with new or revised accounting
standards, which allows an emerging growth company to delay

the adoption of certain
accounting standards until those standards would otherwise

apply to private companies;
●

reduced disclosure obligations regarding executive compensation;

and
●

exemptions from the requirements of holding a nonbinding

advisory vote on executive
compensation and shareholder approval of any golden parachute payments not previously
approved.
We have elected to take advantage of certain of the

reduced disclosure obligations in this prospectus
supplement and the documents incorporated by reference in

this prospectus supplement and may elect to
take advantage of other reduced reporting requirements

in future filings. In addition, we have elected to
use the extended transition period for new or revised accounting standards during the period in which we
remain an emerging growth company.

As a result, the information that we provide to our investors may be
different from the information you might receive from

other public reporting companies that are not
emerging growth companies in which you hold securities.

The Offering
Common Stock Offered by Us
Class A common stock having an aggregate offering

price of up to
$100,000,000.
Common Stock Outstanding
Before this Offering
112,823,912 shares

of Class A common stock and 13,874,132 shares of
Class B common stock.
Common Stock Outstanding
After this Offering
151,886,412 shares of Class A common stock and 13,874,132

shares of
Class B common stock, after giving effect to the assumed

sale by us of
$100,000,000 of Class A common stock at an assumed

public offering
price of $2.56 per share, which was the last reported sale

price of our
Class A common stock on Nasdaq on August 4, 2023.
Plan of Distribution
“At the market offering” that may be made from time

to time through the
sales agent. See “Plan of Distribution” on page S-4 of

this prospectus
supplement.
Use of Proceeds
We intend to use the net proceeds from this

offering, if any,

to advance
our existing product candidates, invest in our Vaxxine

Platform and new
product candidates and for general working capital, capital

expenditures
and other general corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in our Class A common stock involves a high

degree of risk.
See the “Risk Factors” section beginning on page S-4

of this prospectus
supplement and in the documents incorporated by reference

in this
prospectus supplement and the accompanying prospectus

for a
discussion of factors you should consider before deciding

to invest in our
Class A common stock.
Nasdaq Symbol “VAXX”
Common stock outstanding before and after this offering,

including as discussed under “Dilution”, is
based on 112,823,912

shares of Class A common stock outstanding as

of June 30, 2023 and 13,874,132
shares of Class B common stock outstanding as of June

30, 2023, and excludes:

●

1,928,020 shares of Class A common stock issuable upon the

exercise of warrants outstanding
as of June 30, 2023, with an exercise price of $12.45 per share;
●

300,000 shares of Class A common stock issuable upon

vesting of restricted stock units
outstanding as of June 30, 2023;
●

16,022,171 shares of Class A common stock issuable

upon exercise of options outstanding as of
June 30, 2023, with a weighted-average exercise price

of $2.52 per share;
●

6,362,455 shares of Class B common stock issuable upon exercise of options outstanding as of
June 30, 2023, with a weighted-average exercise price

of $10.07 per share;
●

6,079,959 shares of Class A common stock reserved for

future issuance under our 2021 Stock
Option and Grant Plan and 2021 Omnibus Incentive Compensation

Plan and our 2021 Employee
Stock Purchase Plan; and
●

shares of Class A common stock issuable upon the conversion

of Class B common stock.

RISK FACTORS
Investing in our securities involves risk. Before making

a decision to invest in our securities, you should
carefully consider the following risks and the risks described under “Risk Factors” in our most recent
Annual Report on Form 10-K, and any updates to those

risk factors in our subsequent Quarterly Reports
on Form 10-Q and Current Reports on Form 8-K, together

with all of the other information appearing or
incorporated by reference in this prospectus supplement, in

light of your particular investment objectives
and financial circumstances. Although we discuss key

risks in our discussion of risk factors, new risks
may emerge in the future, which may prove to be significant.

We cannot predict future risks or estimate
the extent to which they may affect our business, results

of operations, financial condition and prospects.
Risks Related to this Offering
You may experience immediate and

substantial dilution in the book value of your investment.
If you purchase our Class A common stock in this offering,

you will experience immediate dilution in an
amount equal to the difference between the purchase

price per share and our then-net tangible book
value per share of common stock. See “Dilution.”
The actual number of shares of Class A common

stock we will sell under the sales agreement and
the resulting gross proceeds is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we

have the
discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales
agreement. The number of shares of Class A common

stock that are sold by the sales agent after we
deliver a placement notice will fluctuate based on the market price of our Class A common stock during
the sales period and limits we set in the placement notice.

Because the price per share sold will fluctuate
based on the market price of our Class A common stock

during the sales period, it is not possible to
predict the number of shares of Class A common stock

that will be ultimately sold or the resulting gross
proceeds.
The Class A common stock offered in this offering

will be sold in “at the market offerings.”
Investors who purchase our Class A common stock in this

offering at different times will

likely
pay different prices.
Investors who purchase our Class A common stock in

this offering at different times will likely

pay
different prices, and so may experience different

outcomes in their investment results. We will have
discretion, subject to market demand, to vary the timing, prices and numbers of shares of Class A
common stock sold, and subject to certain limitations in the sales agreement, there is no minimum or
maximum sales price. Investors may experience a decline in the value of their Class A common stock and
dilution as a result of sales made at prices lower than the

prices they paid.
We have broad discretion in the use of the net

proceeds from this offering, and we may not

use
them effectively.

We currently intend to use the net proceeds from

this offering as described in “Use of Proceeds.”
However, our board of directors

and our management retains broad discretion in the application of the net
proceeds from this offering and could spend the

proceeds in ways that do not improve our results of
operations or enhance the value of our Class A common

stock. Our failure to apply these funds effectively
could result in financial losses, which could have a material adverse effect on our business, results of
operations, financial condition and prospects.

SPECIAL NOTE ON FORWARD

-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference in this prospectus
supplement, contains forward-looking statements within

the meaning of Section 21E of the Exchange Act
and Section 27A of the Securities Act of 1933, as amended

(the “Securities Act”). Forward-looking
statements are neither historical facts nor assurances of future performance. Instead, they are based on
our current beliefs, expectations and assumptions regarding

the future of our business, future plans and
strategies and other future conditions. In some cases, you

can identify forward-looking statements
because they contain words such as “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,”

“predict,”
“project,” “target,” “potential,” “seek,” “will,” “would,” “could,”

“should,” “continue,” “contemplate,” “plan,”
other words and terms of similar meaning and the negative

of these words or similar terms.
All forward-looking statements speak only as of the date

on which they are made. Forward-looking
statements are subject to known and unknown risks

and uncertainties, many of which may be beyond our
control. We caution you that forward-looking statements

are not guarantees of future performance or
outcomes and that actual performance and outcomes

may differ materially from those made in or
suggested by the forward-looking statements. Factors

that could cause actual results and outcomes to
differ materially from those reflected in forward-looking

statements include, among others, the following:
the prospects of our product candidates, including the

progress, number, scope, cost,

results and timing
of data from our development activities, preclinical trials

and clinical trials for our product candidates or
programs, such as the target indication(s) for development or approval,

the size, design, population,
conduct, cost, objective or endpoints of any clinical trial,

or the timing for initiation or completion of or
availability of results from any clinical trial, for submission,

review or approval of any regulatory filing, or
for meeting with regulatory authorities; the potential benefits that may be derived from any of our product
candidates; the timing of and our ability to obtain and maintain regulatory approval for our existing product
candidates, any product candidates that we may develop, and

any related restrictions, limitations, or
warnings in the label of any approved product candidates;

our ability to develop and commercialize new
products and product candidates; our ability to leverage our

Vaxxine Platform;

the rate and degree of
market acceptance of our products and product candidates;

estimates of our addressable market and
market growth, and expectations about market trends;

our future operations, financial position, revenue,
costs, expenses, uses of cash,

including, any proceeds from this offering,

capital requirements, our needs
for additional financing or the period for which our existing cash resources will be sufficient to meet our
operating requirements; our ability to comply with legal and regulatory requirements relating to privacy,
tax, anti-corruption and other applicable laws; our ability

to hire and retain key personnel and to manage
our future growth effectively; our ability to access

capital on acceptable terms in a rising interest rate and
tighter credit environment; competitive companies and

technologies within our industry and our ability to
compete; our and our collaborators’, including United

Biomedical’s (“UBI”), ability and willingness to
obtain, maintain, defend and enforce our intellectual property protection for our proprietary and
collaborative product candidates, and the scope of such protection;

the performance of third-party
suppliers and manufacturers and our ability to find additional suppliers and manufacturers and obtain
alternative sources of raw materials; our ability and the

potential to successfully manufacture our product
candidates for pre-clinical use, for clinical trials and, if approved,

on a larger scale for commercial use; the
ability and willingness of our third-party collaborators, including

UBI, to continue research and
development activities relating to our product candidates

and our ability to attract additional collaborators
with development, regulatory and commercialization expertise;

general economic, political, demographic
and business conditions in the United States, Taiwan

and other jurisdictions where we conduct business
or clinical trials; the potential effects of government

regulation, including regulatory developments in the
United States and other jurisdictions; our ability to obtain additional financing in future offerings or
otherwise; the effects of the Russia-Ukraine conflict

and the COVID-19 pandemic on business operations
and the initiation, development and operation of our clinical trials, including patient enrollment of our
clinical trials; and our strategies, prospects, plans, expectations,

forecasts or objectives.
These factors should not be construed as exhaustive and should be read in conjunction with the other
cautionary statements and information included in this prospectus supplement, including our most recent
Annual Report on Form 10-K and subsequent Quarterly

Reports on Form 10-Q and Current Reports on
Form 8-K. New risk factors emerge from time to time, and

it is not possible to predict all such risk factors,

nor can we assess the impact of all such risk factors on

our business or the extent to which any factor or
combination of factors may cause actual results to differ

materially from those contained in any forward-
looking statement. Undue reliance should not be placed

on these forward-looking statements. We do not
undertake any obligation to make any revisions to these

forward-looking statements to reflect events or
circumstances after the date on which such statements

were made or to reflect the occurrence of
unanticipated events, except as required by law.

USE OF PROCEEDS
We may offer and sell our Class A common

stock having an aggregate offering price

of up to
$100,000,000 from time to time through the sales agent. Because there is no minimum offering amount
required as a condition to close this offering, the

actual total public offering amount, commissions

and
proceeds to us, if any,

are not determinable at this time.
We intend to use the net proceeds from this offering,

if any, to

advance our existing product candidates,
invest in our Vaxxine

Platform and new product candidates and for general working

capital, capital
expenditures and other general corporate purposes.

We may also use a portion of the net proceeds

to in-
license or acquire or invest in complementary technologies,

products, businesses or assets; however,

we
have no current plans, commitments or obligations to do so.

Our expected use of the net proceeds from
this offering represents our current intentions based

on our present plans and business condition, which
could change as our plans and business conditions evolve. The amounts and timing of our actual use of
the net proceeds from this offering will vary depending

on numerous factors. As a result, we cannot
predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we
will actually spend on the uses set forth above. Our board

of directors and our management retains broad
discretion in the application of the net proceeds from this

offering.
Pending the use of the proceeds from this offering,

we intend to invest the net proceeds in a variety of
capital preservation instruments, which may include all or

a combination of short-term and long-term
interest-bearing instruments, investment-grade securities,

and direct or guaranteed obligations of the U.S.
government. We cannot predict whether the proceeds

invested will yield a favorable return.

DIVIDEND POLICY
We do not anticipate declaring or paying regular cash

dividends on our Class A common stock in the near
term. Any future declaration and payment of cash dividends

or other distributions of capital will be at the
discretion of our board of directors and will depend on

our financial condition, earnings, cash needs,
capital requirements (including requirements of our subsidiaries),

contractual, legal, tax and regulatory
restrictions, and any other factors that our board of directors deems relevant in making such a
determination. Therefore, we cannot assure you that we will

pay any cash dividends or other distributions
to holders of our Class A common stock, or as to the amount

of any such cash dividends or other
distributions if and when paid.

DILUTION
If you purchase Class A common stock in this offering,

you will experience immediate dilution in an
amount equal to the difference between the purchase

price per share and our then-net tangible book
value per share of common stock.

Net tangible book value per share is determined by dividing

our tangible net worth (defined as total
assets, less intangible assets, less total liabilities) by the number of shares of common stock outstanding.
Our historical net tangible book value as of June 30, 2023

was $35.0 million, or $0.28 per share. After
giving effect to the assumed sale by us of $100,000,000

of Class A common stock at an assumed public
offering price of $2.56 per share, which was the

last reported sale price of our Class A common stock

on
Nasdaq on August 4, 2023, and after deducting estimated commissions and estimated offering expenses
payable by us, our as adjusted net tangible book value

as of June 30, 2023, would have been $130.7
million, or $0.79 per share, representing an immediate

increase in the as adjusted net tangible book value
of $0.51 per share attributable to the purchasers in this

offering and immediate dilution of $1.77 per share
to purchasers in this offering.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies,

under which we may offer and sell our Class

A
common stock from time to time through Jefferies,

acting as agent. Pursuant to this prospectus
supplement and the accompanying prospectus, we may

offer and sell up to $100,000,000 of Class A
common stock. Sales of Class A common stock, if any,

under this prospectus supplement and the
accompanying prospectus will be made by any method that

is deemed to be an “at the market offering” as
defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to sell Class A common stock under

the sales agreement, we will notify Jefferies

of the
number of shares of Class A common stock to be sold,

the dates on which such sales are anticipated to
be made, any limitation on the number of shares of Class

A common stock to be sold in any one day and
any minimum price below which sales may not be made. Once

we have so instructed Jefferies, unless
Jefferies declines to accept the terms of such notice,

Jefferies has agreed to use its commercially
reasonable efforts consistent with its normal trading

and sales practices to sell such Class A common
stock up to the amount specified on such terms. The

obligations of Jefferies under the sales agreement

to
sell our Class A common stock are subject to a number

of conditions that we must meet.
The settlement of sales of Class A common stock between

us and Jefferies is generally anticipated to
occur on the second trading day following the date on

which the sale was made. Sales of Class A
common stock as contemplated in this prospectus supplement

will be settled through the facilities of The
Depository Trust Company or by such other

means as we and Jefferies may agree upon. There

is no
arrangement for funds to be received in an escrow,

trust or similar arrangement.
We will pay Jefferies a commission

of 3.0% of the aggregate gross proceeds we receive from

each sale
of Class A common stock. Because there is no minimum offering amount required as a condition to close
this offering, the actual total public offering

amount, commissions and proceeds to us, if any,

are not
determinable at this time. In addition, we have agreed

to reimburse Jefferies for the fees and
disbursements of its counsel, payable upon execution

of the sales agreement, in an amount not to
exceed $75,000, in addition to certain ongoing disbursements of its legal counsel,

unless we and Jefferies
otherwise agree. We estimate that the total expenses

for the offering, excluding any commissions or
expense reimbursement payable to Jefferies

under the terms of the sales agreement, will be
approximately $1.3 million. The remaining proceeds, after

deducting any other transaction fees, will equal
our net proceeds from the sale of Class A common stock

in this offering.
Jefferies will provide written confirmation to us before

the open on Nasdaq on the day following each day
on which shares of Class A common stock are sold under

the sales agreement. Each confirmation will
include the number of shares of Class A common stock

sold on that day, the

aggregate gross proceeds of
such sales and the proceeds to us.
In connection with the sale of Class A common stock on

our behalf, Jefferies will be deemed to be

an
“underwriter” within the meaning of the Securities Act,

and the compensation of Jefferies will be deemed
to be underwriting commissions or discounts. We have

agreed to indemnify Jefferies against certain
liabilities, including civil liabilities under the Securities

Act. We have also agreed to contribute to payments
Jefferies may be required to make in respect of

such liabilities.
The offering of Class A common stock pursuant

to the sales agreement will terminate upon the earlier

of
(i) the sale of all Class A common stock subject to the

sales agreement and (ii) the termination of the
sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete
statement of its terms and conditions. A copy of the sales

agreement is filed as an exhibit to the
registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future

provide various investment banking, commercial banking,
financial advisory and other financial services for us and

our affiliates, for which services they may

in the
future receive customary fees. In the course of its business,

Jefferies may actively trade our securities for

its own account or for the accounts of customers, and,

accordingly, Jefferies

may at any time hold long or
short positions in such securities.
A prospectus supplement and the accompanying prospectus

in electronic format may be made available
on a website maintained by Jefferies, and Jefferies

may distribute the prospectus supplement and the
accompanying prospectus electronically.

VALIDITY OF SECURITIES
The validity of the Class A common stock covered by this

prospectus supplement and the accompanying
prospectus will be passed on for us by Davis Polk & Wardwell

LLP,

New York,

New York.

Jefferies LLC is
being represented in connection with this offering

by Cooley LLP,

New York,

New York.
EXPERTS
The consolidated financial statements of Vaxxinity,

Inc. as of December 31, 2022 and 2021, and for each
of the years in the two-year period ended December 31,

2022, have been incorporated by reference
herein in reliance upon the report of Armanino LLP,

independent registered public accounting firm,
incorporated by reference herein, and upon the authority

of said firm as experts in accounting and
auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports,

proxy statements and other information with the SEC. The
SEC maintains a website at www.sec.gov

that contains reports, proxy and information statements

and
other information we have filed electronically with the SEC.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we
can disclose important information to you by referring you to those documents. The information
incorporated by reference is an important part of this prospectus supplement, and information that we file
later with the SEC will automatically update and supersede

this information. We incorporate by reference
the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act between the date of the initial filing of the

registration statement of which this prospectus
supplement and the accompanying prospectus forms a part

and the effectiveness of such registration
statement and on or after the date of this prospectus supplement and prior to the termination of the
offering under this prospectus supplement and

the accompanying prospectus (other than, in each case,
documents or information deemed to have been furnished

and not filed in accordance with SEC rules):
(a)

our
Annual Report on Form 10-K for the year ended December

31, 2022
;
(b)

our
Definitive Proxy Statement on Schedule 14A filed

with the SEC on April 28, 2023

(solely with
respect to those portions incorporated by reference

into our Annual Report on Form 10-K for the
year ended December 31, 2022);
(c)

our Quarterly Reports on Form 10-Q for the quarters ended
March 31, 2023

and June 30, 2023;
(d)

our Current Reports on Form 8-K filed with the SEC on
February 3, 2023
,
June 22, 2023

and
July
27, 2023
; and
(e)

the description of our Class A common stock contained

in our
Registration Statement on Form 8-
A filed with the SEC on November 10, 2021
, including any amendments or reports filed for the
purposes of updating such description.
Any statement contained in this prospectus supplement

or in any document incorporated or deemed to be
incorporated by reference into this prospectus supplement will be deemed modified or superseded for the
purposes of this prospectus supplement to the extent that a

statement contained in this prospectus
supplement or any subsequently filed document which also

is, or is deemed to be, incorporated by
reference into this prospectus supplement modifies or supersedes that statement. Any statement so
modified or superseded will not be deemed, except as so

modified or superseded, to constitute a part of
this prospectus supplement.
You can obtain

any of the filings incorporated by reference in this prospectus supplement through us or
from the SEC through the SEC’s website at www.sec.gov . Our filings with the SEC, including our Annual
Reports on Form 10-K, Quarterly Reports on Form 10-Q,

Current Reports on Form 8-K, and exhibits
incorporated in and amendments to those reports, are also available free of charge on our website
( www.vaxxinity.com
) as soon as reasonably practicable after they are

filed with, or furnished to, the SEC.
Information on, or accessible through, our website is not part of this prospectus supplement, nor is such
content incorporated by reference in this prospectus supplement,

and should not be relied upon in
determining whether to make an investment in our securities.

You can

obtain any of the documents
incorporated by reference into this prospectus supplement from us without charge, excluding any exhibits
to those documents unless the exhibit is specifically incorporated by reference into those documents. You
can obtain documents incorporated by reference into this prospectus supplement by requesting them in
writing or by telephone from us at the following address:
Investor Relations
Vaxxinity,

Inc.
505 Odyssey Way

Merritt Island, Florida 32953
(254) 244-5739

VAXXINITY,

INC.
Up to $100,000,000
Class A Common Stock
PROSPECTUS
Jefferies

, 2023

PART II
INFORMATION NOT

REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the Registrant in connection with the
sale of the securities being registered hereby.
Amount to Be Paid
Registration fee

................................................................................

$

33,060
FINRA filing fee

................................................................................

45,500
Printing expenses

.............................................................................

(1)
Legal fees and expenses .................................................................

(1)
Accounting fees and expenses ........................................................

(1)
Miscellaneous ..................................................................................

(1)
TOTAL

..........................................................................................
$

(1)
(1)

These fees and expenses depend on the securities

offered and the number of issuances, and
accordingly cannot be estimated at this time and will

be reflected in the applicable prospectus
supplement.
Item 15. Indemnification of Directors and Officers
We have entered into indemnification agreements

with each of our current directors and executive
officers. These agreements require us to indemnify

these individuals to the fullest extent permitted under
Delaware law against liabilities that may arise by reason

of their service to us, and to advance expenses
incurred as a result of any proceeding against them as

to which they could be indemnified. We also
intend to enter into indemnification agreements with our

future directors and executive officers.
Section 145 of the Delaware General Corporation Law

(the “DGCL”) provides that a corporation may
indemnify directors and officers as well as other

employees and individuals against expenses (including
attorneys’ fees), judgments, fines and amounts paid

in settlement actually and reasonably incurred by
such person in connection with any threatened, pending or completed actions, suits or proceedings in
which such person is made a party by reason of such person

being or having been a director,

officer,
employee or agent to the registrant. The DGCL provides

that Section 145 is not exclusive of other rights
to which those seeking indemnification may be entitled

under any bylaw, agreement,

vote of stockholders
or disinterested directors or otherwise. Our Bylaws provide

for indemnification by the registrant of its
directors, officers and employees to the fullest extent

permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a
director of the corporation shall not be personally liable to the corporation or its stockholders for monetary
damages for breach of fiduciary duty as a director,

except for liability (1) for any breach of the director’s
duty of loyalty to the corporation or its stockholders, (2)

for acts or omissions not in good faith or which
involve intentional misconduct or a knowing violation of law,

(3) for unlawful payments of dividends or
unlawful stock repurchases, redemptions or other distributions or

(4) for any transaction from which the
director derived an improper personal benefit. Our Charter provides for such limitation of liability.
We maintain standard policies of insurance under which

coverage is provided (a) to our directors and
officers against loss arising from claims made

by reason of breach of duty or other wrongful act and

(b) to
us with respect to payments we may make to our officers

and directors pursuant to the above
indemnification provision or otherwise as a matter of law.
Any underwriting agreement that we may enter into may

provide for indemnification of our directors and
officers by the underwriters against certain liabilities.

Item 16. Exhibits

The following exhibits are filed as part of this Registration

Statement:
Exhibit No. Document
1.1* Form of Underwriting Agreement
1.2
Open Market Sale AgreementSM, dated as of August

9, 2023, between Vaxxinity,

Inc.
and Jefferies LLC
4.1
Amended and Restated Certificate of Incorporation of

Vaxxinity,

Inc. (
incorporated by
reference to Exhibit 3.1 of our Current Report on Form

8-K (File No. 001-41058) filed on
November 17, 2021
)
4.2
Amended and Restated Bylaws of Vaxxinity,

Inc. (
incorporated by reference to Exhibit
3.2 of our Current Report on Form 8-K (File No. 001-41058)

filed on November 17, 2021
)
4.3
Form of Indenture
4.4* Form of Note
4.5* Form of Warrant Agreement
4.6* Form of Subscription Rights Agreement
4.7* Form of Unit Agreement
5.1
Opinion of Davis Polk & Wardwell LLP
23.1
Consent of Armanino LLP
23.2
Consent of Davis Polk & Wardwell LLP (included

in
Exhibit 5.1
)
24.1
Power of Attorney (included on the signature page of the

Registration Statement)
25.1**
Statement of Eligibility on Form T-1

of the Trustee for the Indenture

Filing fee table
*

To

be filed, if necessary,

as an exhibit to a post-effective amendment

to this registration statement or
as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**

To

be filed in accordance with the requirements of Section

305(b)(2) of the Trust Indenture Act.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1) To
file, during any period in which offers or sales

are being made of securities registered hereby,
a post-effective amendment to this registration statement:

(i) To
include any prospectus required by Section 10(a)(3)

of the Securities Act of 1933;
(ii) To
reflect in the prospectus any facts or events arising

after the effective date of the
registration statement (or the most recent post-effective

amendment thereof) which,
individually or in the aggregate, represent a fundamental

change in the information set forth
in the registration statement. Notwithstanding the foregoing,

any increase or decrease in
volume of securities offered (if the total dollar value

of securities offered would not exceed
that which was registered) and any deviation from the low

or high end of the estimated
maximum offering range may be reflected in the

form of prospectus filed with the Securities
and Exchange Commission pursuant to Rule 424(b) if,

in the aggregate, the changes in
volume and price represent no more than a 20 percent

change in the maximum aggregate
offering price set forth in the “Calculation of

Registration Fee” table in the effective
registration statement; and

(iii) To
include any material information with respect to the

plan of distribution not previously
disclosed in the registration statement or any material

change to such information in the
registration statement;
provided, however,

that paragraphs (i), (ii) and (iii) above do not apply

if the information
required to be included in a post-effective amendment

by those paragraphs is contained
in periodic reports filed with or furnished to the Securities and Exchange Commission by
the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of

1934 that are incorporated by reference in this registration statement, or is contained in a
form of prospectus filed pursuant to Rule 424(b) that is

part of the registration statement.
(2)

That, for the purpose of determining any liability under

the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a

new registration statement relating to the securities
offered herein, and the offering of such

securities at that time shall be deemed to be the

initial
bona fide offering thereof.
(3) To
remove from registration by means of a post-effective

amendment any of the securities being
registered which remain unsold at the termination of

the offering.
(4)

That, for the purpose of determining liability under the Securities

Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule

424(b)(3) shall be deemed to be part
of the registration statement as of the date the filed prospectus was deemed part of and
included in the registration statement; and
(ii)

Each prospectus required to be filed pursuant to Rule

424(b)(2), (b)(5) or (b)(7) as part of a
registration statement in reliance on Rule 430B relating

to an offering made pursuant to Rule
415(a)(1)(i), (vii) or (x) for the purpose of providing the

information required by Section 10(a)
of the Securities Act of 1933 shall be deemed to be part

of and included in the registration
statement as of the earlier of the date such form of prospectus is first used after effectiveness
or the date of the first contract of sale of securities in the offering described in the prospectus.
As provided in Rule 430B, for liability purposes of the

issuer and any person that is at that
date an underwriter, such date

shall be deemed to be a new effective date

of the registration
statement relating to the securities in the registration statement to which that prospectus
relates, and the offering of such securities at that time

shall be deemed to be the initial bona
fide offering thereof. Provided, however,

that no statement made in a registration statement
or prospectus that is part of the registration statement

or made in a document incorporated or
deemed incorporated by reference into the registration

statement or prospectus that is part of
the registration statement will, as to a purchaser with

a time of contract of sale prior to such
effective date, supersede or modify any statement

that was made in the registration
statement or prospectus that was part of the registration

statement or made in any such
document immediately prior to such effective

date.
(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to
any purchaser in the initial distribution of the securities,

the undersigned registrant undertakes
that in a primary offering of securities of the undersigned

registrant pursuant to this registration
statement, regardless of the underwriting method used

to sell the securities to the purchaser,

if
the securities are offered or sold to such purchaser

by means of any of the following
communications, the undersigned registrant will be a

seller to the purchaser and will be
considered to offer or sell such securities to such

purchaser:
(i)

Any preliminary prospectus or prospectus of the undersigned

registrant relating to the offering
required to be filed pursuant to Rule 424;
(ii)

Any free writing prospectus relating to the offering

prepared by or on behalf of the
undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material
information about the undersigned registrant or its securities provided by or on behalf of the
undersigned registrant; and
(iv)

Any other communication that is an offer

in the offering made by the undersigned

registrant to
the purchaser.

The undersigned Registrant hereby undertakes that, for

purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable,

each filing of an employee benefit
plan’s annual report pursuant to Section 15(d)

of the Securities Exchange Act of 1934) that is
incorporated by reference in the registration statement

shall be deemed to be a new registration
statement relating to the securities offered therein,

and the offering of such securities at that time

shall be
deemed to be the initial bona fide offering

thereof.
Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to
directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or
otherwise, the registrants have been advised that in the

opinion of the Securities and Exchange
Commission such indemnification is against public policy

as expressed in the Act and is, therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment
by the registrant of expenses incurred or paid by a director,

officer or controlling person of the registrant

in
the successful defense of any action, suit or proceeding)

is asserted by such director,

officer or controlling
person in connection with the securities being registered,

the registrants will, unless in the opinion of their
counsel the matter has been settled by controlling precedent,

submit to a court of appropriate jurisdiction
the question whether such indemnification by it is against

public policy as expressed in the Act and will be
governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the
eligibility of the trustee to act under subsection (a) of Section

310 of the Trust Indenture Act in

accordance
with the rules and regulations prescribed by the Securities

and Exchange Commission under Section
305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933,

the registrant certifies that it has reasonable
grounds to believe that it meets all of the requirements

for filing on Form S-3 and has duly caused this
registration statement to be signed on its behalf by the

undersigned, thereunto duly authorized, in Merritt
Island, Florida, on August 9, 2023.
Vaxxinity,

Inc.
By: /s/ Mei Mei Hu
Name:

Mei Mei Hu
Title:

Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each

person whose signature appears below
constitutes and appoints Mei Mei Hu, Louis Reese, René Paula

Molina and Jason Pesile and each of
them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and
resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign
any and all amendments (including post-effective

amendments) to this registration statement and any

and
all additional registration statements pursuant to Rule

462(b) of the Securities Act of 1933, and to file the
same, with all exhibits thereto, and all other documents

in connection therewith, with the Securities and
Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do
and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be
done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933,

this registration statement has been signed by
the following persons in the capacities on August 9, 2023

.
Signature Title
/s/ Mei Mei Hu Chief Executive Officer and Director
(principal executive officer)
Mei Mei Hu
/s/ Jason Pesile Senior Vice President, Finance and Accounting
(principal financial officer and principal accounting

officer)
Jason Pesile
/s/ Louis Reese
Executive Chairman
Louis Reese
/s/ Peter Diamandis
Director
Peter Diamandis
/s/ Katherine Eade
Director
Katherine Eade
/s/ George Hornig
Director
George Hornig
/s/ Landon Ogilvie
Director
Landon Ogilvie
/s/ Peter Powchik
Director
Peter Powchik
/s/ James Smith
Director
James Smith
/s/ Gabrielle Toledano
Director
Gabrielle Toledano